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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of those references and use of our reports dated May 17, 2004, on the financial statements and financial highlights of AIM High Income Municipal Fund, AIM Tax-Exempt Cash Fund, and AIM Tax-Free Intermediate Fund as of and for the year ended March 31, 2004 in the Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A No. 33-66242).

                                          ERNST & YOUNG LLP

Houston, Texas
July 22, 2004